[FORM OF]
                                    AGREEMENT

     This Agreement is made as of the 21st day of August, 1995, by and between Bart A. Brown, Jr. ("Brown") and Investcorp Bank E.C. ("Investcorp").

     WHEREAS, affiliates and clients of Investcorp own substantially all of the outstanding common stock of Color Tile Holdings, Inc. which in turn owns 100% of the outstanding common stock of Color Tile, Inc. ("Color Tile");

     WHEREAS, Color Tile has experienced significant financial and operating reversals such that senior management of Color Tile is being replaced;

     WHEREAS, Investcorp is desirous that Brown agree to become the Chairman and Chief Executive Officer of Color Tile; and

     WHEREAS, Brown is willing to become the Chairman and Chief Executive Officer of Color Tile pursuant to that certain Employment Agreement between Brown and Color Tile of even date herewith (the "Employment Agreement"), a copy of which has been delivered to Investcorp, provided that Investcorp enter into the within Agreement in favor of Brown;

     NOW, THEREFORE, the parties agree as follows:

     1. In order to induce Brown to accept employment as the Chairman and Chief Executive Officer of Color Tile pursuant to the Employment Agreement, Investcorp agrees that if Color Tile fails to pay the base salary to Brown during the Period of Employment or the equivalent thereof during the Severance Period (as said terms are defined in the Employment Agreement), whether such failure to pay is due to a rejection of the Employment Agreement in a bankruptcy or similar proceeding or otherwise, Investcorp will either (a) pay said amounts to Brown at the same times as said amounts were payable to him by Color Tile, or (b) arrange for the payment of all or a portion of said amounts by affiliates of Investcorp or companies controlled by Investcorp, and in the event of partial payment Investcorp shall pay the balance.

     2. Brown agrees that if Investcorp shall become obligated to make payments to him hereunder, Brown shall be available on a full-time basis to provide consulting services to Investcorp or its affiliates or controlled companies or to accept full-time employment by any of said entities, provided that any such employment is at a senior executive level consistent with Brown's experience and stature and provided

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     that Brown shall not be required  to  relocate  to a  geographical  area to which he objects.

     3. The parties acknowledge that this Agreement is not intended to detract from Brown's obligation to Color Tile under the Employment Agreement or to create in Brown rights to compensation that would not be payable to him under the Employment Agreement assuming Color Tile were performing all of its obligations thereunder. Rather, this Agreement is being entered into in recognition of the serious financial difficulties confronting Color Tile and the desire of Investcorp to assure Brown that whether because of a bankruptcy filing or otherwise, the financial difficulties of Color Tile shall not result in Brown failing to receive the base compensation provided for in the Employment Agreement. The obligations of Investcorp herein shall not excuse Brown from pursuing by litigation or otherwise his right to payment from Color Tile under the Employment Agreement where such action is reasonably likely to result in such payment being made by Color Tile.

     4. This Agreement shall be governed by the laws of the State of New York and Investcorp hereby consents to jurisdiction in the State of New York and hereby appoints Investcorp International, Inc., 280 Park Avenue, New York, New York, as its agent for service of process in connection with any dispute arising under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                                      -------------------------
                                                      Bart A. Brown, Jr.


                              INVESTCORP BANK E.C.

                           By________________________





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